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                                 AMENDED EXHIBIT A
                                 ------------------


Portfolios covered by the Custody Agreement effective as of September 1, 1995, as amended, between The Chase Manhattan Bank and Excelsior Tax-Exempt Funds, Inc.


                    Tax-Exempt Money Fund
                    New York Intermediate-Term Tax-Exempt Fund
                    Short-Term Tax-Exempt Securities Fund
                    Intermediate-Term Tax-Exempt Fund
                    Long-Term Tax-Exempt Fund
                    California Tax-Exempt Income Fund
                    New York Tax-Exempt Money Fund



                              THE CHASE MANHATTAN BANK, N.A.


                              By:  /s/ Donald P. Hearn
                                   -------------------
                                     Donald P. Hearn



                              EXCELSIOR TAX-EXEMPT FUNDS, INC.


                              By:  /s/ Frederick S. Wonham
                                   -----------------------
                                     Frederick S. Wonham


Dated:  July 31, 1998